Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT.  THE REDACTIONS ARE INDICATED WITH “[**]”.  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

COBALT-60 PELLET SUPPLY AGREEMENT

THIS   AGREEMENT is made effective as of this 7th day of April, 2015, by and between Nordion (Canada) Inc. as general partner of and on behalf of Nordion Sterilization LP (a limited partnership constituted under the laws of the Province of Ontario, Canada (“Nordion”), having its principal address of business at 447 March Road, Ottawa, Ontario, Canada, K2K 1X8 and International Isotopes Inc. (“INIS”) having its principal address of business at 4137 Commerce Circle, Idaho Falls, Idaho, 83401.

RECITALS

WHEREAS:

A.

Nordion requires INIS to provide certain on-going services to Nordion with respect to the supply of Cobalt-60 Pellets. During the term of this Agreement Nordion, on a non-exclusive basis, will purchase from INIS and INIS shall supply Cobalt-60 Pellets in accordance with this Agreement meeting the specifications set out in Appendix A.

B.

INIS has the ability and expertise to provide such services and desires to provide such services to Nordion. During the term of this Agreement, as requested by Nordion, INIS will supply Nordion the Cobalt-60 Pellets in accordance with the pricing, terms and conditions set out in this Agreement and the Appendices attached.

NOW THEREFORE in consideration of the mutual covenants and provisions contained in this Agreement the parties agree as follows:

ARTICLE I - DEFINITIONS

As used herein, the following terms shall have the following definitions:

1.1

“Affiliate” shall mean an entity or person which controls, is controlled by, or is under common control with either party.  For Purposes of this Section “control” shall mean: (a) in the case of corporate entities, the direct or indirect ownership of more than one-half of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of a partnership the power to direct the management and polices of such partnership.

1.2

“Agreement” means this agreement as may be amended from time to time.

1.3

“Business Day” means a day other than a Saturday, Sunday, or a statutory holiday in the Province of Ontario, Canada or the State of Idaho, USA

1.4

“Cobalt-60 Pellets” means Cobalt-60 pellets meeting the specifications set out in Appendix A.

1.5

“Confidential Information” has the meaning set out in Section 7.2.

1.6

“Effective Date” means the date first written above.

1.7

“Contract Year” means each successive calendar year of Cobalt-60 Pellet supply, during the term, commencing as of January 1, 2017.

1.8

“Facility” shall mean Nordion’s facility located in Ottawa Ontario, Canada.

1.9

“Force Majeure” has the meaning set out in Section 14.1.

1.10

“Losses” has the meaning set out in Section 9.1.

1.11

“QA Standards” has the meaning set out in Section 5.2.

1.12

“Specification(s)” means the specifications and design for the Cobalt-60 Pellets (produced from cobalt-59 pellets) set out in Appendix A, and as otherwise provided by Nordion and agreed to by INIS, from time to time.

1.13

“Term” has the meaning set out in Section 11.1.

Appendix

Appendix A: Specifications

Appendix B: Production and Delivery Schedule, Pricing and Payment

Appendix C: Deviation Request

ARTICLE II –SUPPLY

2.1

Supply INIS, in accordance with this Agreement and as set out in Appendix B shall supply to Nordion Cobalt-60 Pellets for use and/or sale (including use and or sale in Nordion manufactured sources) by Nordion. The Cobalt-60 shall be produced from cobalt-59 pellets that have been manufactured, tested and irradiated in accordance with the Specifications and QA Standards.

2.2

Deviation Requests.  INIS shall manufacture or have manufactured the Cobalt-59 pellets and Cobalt-60 Pellets in a controlled, documented manner in accordance with established and approved procedures. Any deviations requested by INIS from the Specifications for the Cobalt-60 Pellets, shall be submitted for approval to Nordion’s Senior Purchasing Agent, using Nordion’s QA-AP-02 Supplier Nonconformance Request attached as per Appendix C.  Deviations shall not be permitted to the Specifications, QA Standards or any design or manufacturing process, without Nordion’s prior written approval.

2.3

Confirmation of Insertion INIS shall provide to Nordion in writing confirmation of insertion of targets containing Cobalt-59 pellets intended to produce Cobalt-60 Pellets for supply and delivery to Nordion under this Agreement, within thirty (30)  days of insertion by U.S. Department of Energy (DOE) of such targets into the Advanced Test Reactor.  Such confirmation shall include the number of targets and total weight of Cobalt-59 pellets inserted.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

ARTICLE III – PRODUCTION PLANNING AND SCHEDULING

3.1

Production and Delivery Schedule INIS agrees to supply and deliver to Nordion the quantities of Cobalt-60 Pellets set out in Appendix B.  For production and delivery planning purposes, INIS will provide to Nordion in writing on a quarterly basis a rolling 2 year forecast of estimated activity of Cobalt-60 Pellet deliveries and delivery dates.  The first 2 year forecast will be provided on or before April 1, 2015, and quarterly thereafter.  Beginning on June 30, 2016, and each June 30 thereafter, INIS will confirm delivery dates and activity of Cobalt-60 Pellets to be delivered to Nordion from January 1 to June 30 of the following Contract Year.  Beginning on January 1, 2017, and each January 1 thereafter, INIS will confirm delivery dates and activity of Cobalt-60 Pellets to be delivered to Nordion from July 1 to December 31 of that Contract Year. INIS shall use best efforts to deliver Cobalt-60 Pellets to Nordion in order to meet Nordion’s Cobalt-60 Pellet requirements.

Nordion acknowledges that the production rate for Cobalt-60 Pellets is dependent upon the Advanced Test Reactor (ATR) operating schedule.  The INIS Cobalt-60 Pellet production estimates are based upon the most current ATR schedule available and their historical cobalt production experience provided further, however, that reactor operating schedule and Cobalt-60 Pellet production may be impacted by reactor experiments, shutdowns, unplanned outages, and other similar events that are beyond the control of INIS and that could impact delivery dates and production quantities.  INIS will use best efforts to meet the established Production and Delivery Schedule (Appendix B), provided further,  that INIS shall communicate to Nordion in writing any changes in the Production and Delivery Schedule arising from the ATR operating schedule as soon as reasonably possible.

3.2

Target Capsule Loading  INIS shall produce and deliver Cobalt-60 Pellets in the quantity ordered by  Nordion in target capsules as specified in Appendix A.  Each target capsule shall contain approximately 45 grams of Cobalt-60 Pellets.  If any delivery of target capsules as a result of target capsule loading configuration, exceeds the annual curie content of Cobalt-60 Pellets ordered by Nordion, Nordion shall be required to purchase such additional Cobalt-60 Pellets at the price set out in Appendix B for such Contract Year.  If quantities of Cobalt-60 Pellets delivered to Nordion during a Contract Year are less than the annual curies ordered as a direct  result of target capsule loading configuration, then INIS shall immediately notify Nordion in writing and the difference  in curies delivered shall be made up in the immediately following Contract Year  (at the price applicable in the Contract  Year in which the delivery quantity was not met by INIS as a result of such  target configuration) (“Undelivered Pellets”). For the purposes of clarity in no event shall the foregoing reduce INIS’s supply obligation for Cobalt-60 Pellets to be delivered to Nordion in such immediately following Contract Year.

ARTICLE IV – PRICING, PAYMENT AND DELIVERY

4.1

Pricing, Title and Risk of Loss.  The price and payment schedule for Cobalt-60 Pellets purchased and delivered in Contract Year1 through Contract Year 5 is set out in Appendix B (provided such Cobalt-60 Pellets meet the minimum specific activity set out in Appendix A).  The price of Cobalt-60 Pellets that may be below the minimum specific activity specified in Appendix A, may at Nordion’s option, be purchased at a mutually agreed upon price.    [**].

Cobalt-60 Pellets supplied to Nordion by INIS shall be delivered FCA transport vehicle from the  INIS facility, Idaho Falls, Idaho, United States or [**] (Incoterms 2010).   INIS is responsible for all cost and expenses, including but not limited to transportation,   related to the delivery of Cobalt-60 Pellets  from the ATR to either INIS facility in Idaho Falls, Id. or [**]. Risk of loss in and title to the Cobalt-60 Pellets delivered to Nordion shall be passed from INIS   to Nordion at the

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

aforementioned point of delivery.  INIS warrants that upon delivery by INIS, the Cobalt-60 Pellets shall be free and clear of all liens and encumbrances or other defects in title, material or workmanship.

4.2

[**].

4.3

Commitment Fee Nordion agrees that in consideration of INIS’s confirmed commitment to reserve, make available and supply Cobalt-60 Pellets to Nordion in accordance with Appendix B, Nordion agrees to pay to INIS a fee of $[**] per curie as set out and calculated in accordance with Appendix B.  Such commitment fees shall be invoiced by INIS upon signing of this Agreement and shall be due and payable by Nordion  in full by wire transfer within five (5) Business Days of receipt of the invoice by Nordion.   Nordion may, at its sole discretion, request to purchase additional Cobalt-60 Pellets in excess of the quantities set out in Appendix B.  If Nordion  requests such additional Cobalt-60 Pellets and INIS agrees to supply such additional Cobalt-60 Pellets, Nordion shall, within five (5) Business Days of receipt by Nordion  of the invoice, pay INIS an additional commitment fee corresponding to the additional number of Curies purchased multiplied by $[**] per curie. In the event INIS, through no fault of Nordion, (including in the event of Force Majeure) fails to supply and deliver the quantity of Cobalt-60 Pellets in accordance with the quantities set out in Schedule B in any Contract Year and/or fails pursuant to section 3.2 to deliver Undelivered Pellets, INIS shall refund to Nordion the corresponding commitment fee paid by Nordion for such Cobalt-60 Pellets and Undelivered Pellets as the case may be, pursuant to this section 4.3 and corresponding  progress payments made by Nordion for such Cobalt-60 Pellets and Undelivered Pellets pursuant to section 4.4.   INIS shall pay to Nordion any refundable commitment fee and progress payments within 30 days of the end of each Contract Year.

4.4

Progress Payments The purchase price of Cobalt-60 Pellets to be supplied and delivered in each Contract Year shall be paid in advance by Nordion in [**] equal and consecutive quarterly progress payments as set out in Appendix B.  The first progress payment shall be payable by Nordion within ten (10) Business Days of receipt of invoice from INIS issued on or after April 1, 2015 and subsequent progress payments by Nordion shall be payable within ten (10) Business Days of receipt of an invoice from INIS issued on or after the first day of each three (3) month period, as set out in Appendix B.  In the event that INIS notifies Nordion in writing that  the Cobalt-60 Pellets specified for supply and delivery in a Contract Year as set out in Appendix B are available prior to the delivery date set out in Appendix B, Nordion at its option, exercised in writing, may request early delivery of such Cobalt-60 Pellets.  In the event Nordion exercises its option for early delivery of the Cobalt-60 Pellets, Nordion shall, prior to shipment of the Cobalt-60 Pellets, pay to INIS the outstanding purchase price for such Cobalt-60 Pellets, not otherwise paid by quarterly progress payments.  For the purposes of clarity there shall be no adjustment to the purchase price payable by Nordion as set out in Appendix B in the event the Cobalt-60 Pellets are required to remain in reactor for a longer period of time to meet Specification.

4.5

Measurement  Conformance to Specification and final activity measurement of Cobalt-60 Pellets shall be determined by Nordion at the time of completion of extraction of  the Cobalt-60 Pellets from the target  at Nordion’s  Facility. Nordion’s measurement of activity of the Cobalt-60 Pellets decayed to the aforementioned point of delivery, shall serve as the final agreed to activity measurement for the purposes of determining the final purchase price, invoice and payment adjustments (if applicable). Nordion shall provide such activity measurement to INIS in writing within ten (10) days of completion of extraction of the Cobalt-60 Pellets from the target at  Nordion’s facility.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

4.6

Final Invoices.  INIS shall within thirty (30) days after the end of each Contract Year, issue a final invoice to Nordion for the Cobalt-60 Pellets setting forth (i) the activity of Cobalt-60 Pellets delivered as per the agreed to activity measurement as described in section 4.5, (ii) total quarterly progress payments by Nordion and (iii) any outstanding balance or refund payable by or to Nordion.  In the event any balance is owed by Nordion to INIS on such invoice or a refund is owed by INIS to Nordion on such invoice, such amount shall be paid within thirty (30) days of the date appearing on the invoice.

4.7

Late Payments Commitment fees, progress payments and final invoices and refunds shall be paid in accordance with this agreement, unless Nordion or INIS in good faith disputes the amount due and payable.  Any undisputed amount which remains unpaid when due and payable shall bear annual interest at the rate of [**] calculated at the rate of [**] monthly.  If a portion of an amount is disputed by Nordion or INIS, Nordion or INIS shall make payment of the undisputed portion in accordance with the payment terms set out herein.  In the event Nordion or INIS disputes any particular amount, Nordion or INIS, shall pay the undisputed amount and the parties will attempt, in good faith, to resolve the dispute pertaining to the balance payable within fifteen (15) days of receipt of the notice of dispute.  In the event the parties cannot resolve the dispute within the aforementioned fifteen (15) day period, either party may pursue any remedy under this Agreement or available at law.

4.8

Taxes.  The purchase price for all Cobalt-60 Pellets under this Agreement do not include applicable federal or provincial sales taxes or levies (including HST) (“Taxes”) which Taxes shall be a separate line item on the invoice issued by INIS, and shall exclude any and all taxes based upon INIS’s   income or other taxes properly borne by INIS.  All Taxes as applicable shall be collected and remitted to the appropriate tax authority by INIS.

4.9

Shipping Containers Nordion will, at its expense, provide to INIS empty shipping containers approved and licensed for the transportation of the Cobalt-60 Pellets.  The shipping containers may or may not be new and shall remain the property of Nordion at all times.  Container specifications will be provided by Nordion to INIS as and when required as part of the shipping documentation.  Subject to Nordion obtaining and maintaining the container licenses, INIS shall ensure compliance with all applicable Law and regulatory authority requirements with respect to packing and handling the containers and shipping the Cobalt-60 Pellets to the point of delivery. INIS shall at all times ensure that the Cobalt-60 Pellets loaded in the shipping containers are within the authorized limits as specified on the applicable licenses issued by regulatory authorities.  Decontamination of the containers to a mutually acceptable standard prior to delivery to INIS will be the responsibility of Nordion.  INIS shall be responsible for any damage to or contamination of the outside of the containers caused by INIS while the containers are in its custody or control.  Nordion represents and warrants that the shipping containers it provides will be fit for shipping the Cobalt-60 Pellets.

4.10

Surface Contamination of Targets:  Prior to shipment of a target containing Cobalt-60 Pellets from INIS to Nordion, INIS shall provide in writing to Nordion the results of a contamination wipe test of such target, indicating the amount of each radionuclide present.  Nordion, at its sole discretion and in writing within five (5) Business Days of receipt of the wipe test results, may accept or reject delivery of the target on the basis that it may create a risk of contamination of the Nordion facility. INIS shall not ship the target prior to receipt of Nordion’s acceptance of the results of the wipe test.  INIS will have thirty (30) days after receipt of written notice of rejection of delivery of a target by Nordion to reduce the surface contamination to levels acceptable to Nordion.  In the event INIS is unable to remedy such delivery of Cobalt-60 Pellets to Nordion in the Contract Year in which such Cobalt-60 Pellets were due to be delivered to Nordion, in addition to any other remedy available, section 4.3 shall apply.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

ARTICLE V–SPECIFICATIONS, QUALITY ASSURANCE, INSPECTION, SUPPORT

5.1

INIS agrees that, in carrying out its obligations set out in this Agreement, it shall:

(a)

supply Cobalt-60 Pellets in conformity with all applicable regulatory and quality requirements and the approved Specifications and INIS will maintain all such records as are necessary and appropriate to demonstrate compliance in the supply and delivery of the Cobalt-60 Pellets with applicable regulatory requirements and Specifications;

(b)

supply the Cobalt-60 Pellets free from any defects in manufacture, materials and workmanship; and

(c)

ensure that all inspection, measuring and test equipment used in connection with the testing and quality assurance of the Cobalt-60 Pellets shall be calibrated to ensure the validity of the test results and INIS shall maintain records of such calibration.

5.2

Quality Assurance.  INIS, in carrying out its obligations as set out in this Agreement, agrees to maintain quality assurance requirements as defined in the Specifications and INIS’s quality system which shall meet the requirements of ISO 9001 and US NRC 10 CFR Part 71 (“QA Standards”).  INIS shall not use, and shall not supply to Nordion, any Cobalt-60 Pellets which do not conform to the Specifications.    INIS shall have a process in place to reduce the risk of suspect or counterfeit material from being purchased for or used in the manufacture of Cobalt-60 Pellets.  INIS will immediately notify Nordion in the event of any regulatory inspection and/or action that may have any impact on the materials/services provided by INIS under this Agreement   Additionally, INIS will notify Nordion of any changes to their regulatory or certification status.

5.3

Required Notification.  If INIS becomes aware of any end user complaint as to a defect or condition which in any way affects the Specifications, quality or safety of any Cobalt-60 Pellets or which may render any such Cobalt-60 Pellets ineffective, dangerous or in violation of the QA Standards, INIS shall notify Nordion in writing of such defect or condition within one (1) Business Day of INIS becoming aware of the defect or condition. INIS will immediately notify Nordion in the event of any regulatory inspection and/or action that may have any impact on the materials/services provided by INIS under this Agreement. Additionally, INIS will notify Nordion of any changes to their regulatory or certification status.

5.4

Complaints and Adverse Events   Nordion and INIS shall cooperate with respect to any complaints or adverse events regarding the Cobalt-60 Pellets and other activities related to this Agreement. INIS will assist Nordion with reasonable effort in the evaluation and investigation of any compliant, recall or field action that could be reasonably attributed to the activities performed under this Agreement.  Each party shall provide to each other in a timely manner all information which the other party reasonably requests regarding the matter in order to enable the other party to comply with all applicable laws.

5.6

Audit. Nordion and its representatives (subject to a confidentiality agreement acceptable to INIS acting reasonably) shall have the right during regular business hours, upon reasonable notice to INIS, to enter upon, examine and audit  (including those of INIS’s subcontractors providing services in respect of the manufacture and supply of the Cobalt-60 Pellets to Nordion hereunder) where the Cobalt-60 pellets are manufactured, assembled, packaged, stored, and/or disposed of, and to make any further examination reasonably necessary to properly ascertain compliance with the Specifications, QA Standards and this Agreement.  Nordion may observe, examine and/or

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

audit all operating methods, method of manufacture, quality assurance policies and procedures and production and inventory records, relevant to the activities conducted and obligations imposed pursuant to this Agreement.  INIS shall make available or cause to be made available all manufacturing records reasonably requested by Nordion.  INIS shall maintain all records necessary to evidence compliance with:

(a)

applicable laws, regulations and other requirements of applicable government entities;

(b)

licenses, registrations, and authorizations as may be required by INIS to fulfill its manufacturing obligations set out in this Agreement; and

(c)

Specifications and QA Standards.

5.7

Pellet Extraction. Nordion and INIS agree to collaborate to optimize the process of extraction of Cobalt-60 Pellets from the target at the Nordion facility, with the objective of obtaining 100% recovery of Cobalt-60 Pellets.  The parties agree that chemical dissolution will not be considered in the extraction process.  In the event that the process, despite reasonable efforts by both parties, does  not yield 100% extraction of Cobalt-60 Pellets from the target, Nordion, at its sole option,  may return the target to INIS for replacement and  all costs incurred by Nordion and associated with the preparation, re-encapsulation, decontamination and transportation of the returned target  shall  be borne by INIS.  The returned target shall be delivered to INIS FCA transport vehicle (Incoterms 2010), Nordion’s Facility in Ottawa, Ontario.  Risk of loss in and title to the returned target shall pass to INIS at the aforementioned delivery point. In the event that Nordion returns the target INIS shall provide, at its cost a replacement target at the next available opportunity, but no more than six (6) months from the date the returned target leaves the Nordion Facility, and shall deliver, at INIS cost, the replacement target to Nordion’s Facility in Ottawa, Ontario. Risk of loss in and title to the replacement target shall pass to Nordion at the aforementioned delivery point.

ARTICLE VI - PRODUCT WARRANTY

6.1

Product Warranty.  INIS warrants that the Cobalt-60 Pellets shall conform to the Specifications, and shall be free from foreign material contamination and free from defects in manufacture, materials, and workmanship for a period of [**] from the date of delivery to Nordion, Each party will notify the other party if it becomes aware of any alleged defects or damage at the time of delivery of Cobalt-60 Pellets hereunder or during handling at Nordion’s facility as the case may be.  A failure to so notify by Nordion shall not negate INIS’s warranties, liabilities, indemnifications or other obligations set forth herein.

All such INIS warranty obligations shall cease and have no effect to the extent that the Cobalt-60 Pellets are subject to accident, abuse, misuse, or alteration.  Except as otherwise set out in this Agreement, all warranty costs incurred by INIS, including the labour, repair or replacement of the Cobalt-60 Pellets and associated shipping costs, shall be borne by INIS.  Pursuant to a warranty claim, and upon request of INIS, Nordion, at INIS’s expense, shall return, or cause to be returned, defective Cobalt-60 Pellets to INIS. The cost of disposal of defective Coblat-60 Pellets shall be borne by INIS.

Nordion shall provide INIS with written notice of any warranty claim within a reasonable period of time after Nordion becomes aware of such claim.  At Nordion’s option, upon receipt of such notice, INIS shall either (i) reimburse Nordion for the purchase price by Nordion paid for the non-conforming Cobalt-60 Pellets, including the commitment fee; or (ii) promptly replace, repair or correct such non-conformity at INIS's expense in accordance with the above warranty.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

6.2

Nordion acknowledges that INIS is supplying the Cobalt-60 Pellets to meet the Specifications.  EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT INIS HEREBY DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THOSE ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, OR ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, USE OR APPLICATION.

ARTICLE VII –CONFIDENTIALITY

7.1

Confidentiality.  The receiving party agrees to hold the Confidential Information (as hereinafter defined) received from the disclosing party, in strict confidence, which information will neither be disclosed nor used by recipient in any manner except in accordance with the terms herein.  The parties will use the Confidential Information solely for the purposes of carrying out its obligations under this Agreement.

7.2

Confidential Information.  “Confidential Information” means all information disclosed by a party, whether disclosed orally, in writing or via other media or tangible form, relating to its business or operations, including without limitation, data, trade secrets, patents, software, processes, methods, know-how, Specifications, designs, drawings, formulas, concepts, reports, product development activities, material samples, business plans, forecasts, marketing plans, customer and supplier lists, business strategies and financial information, and such other information designated as confidential or proprietary information or that would be reasonably construed as such based on the nature of the information and circumstances under which disclosed.  For greater certainty, the operations and processes observed by a party in visiting the facilities of the other shall be deemed to be included as Confidential Information under this Agreement.

Notwithstanding the foregoing, “Confidential Information” shall not include information which:

(a)

at the time of disclosure to the receiving party is or thereafter becomes part of the public domain through no act or omission of the receiving party or its employees, representatives or others for whom the disclosing party is responsible under this Agreement;

(b)

was in the receiving party’s lawful possession prior to disclosure to the receiving party by the disclosing party, as shown by written records in existence prior to such disclosure;

(c)

is hereafter lawfully disclosed to the receiving party by a person under no obligation of confidentiality, directly or indirectly, to the disclosing party with respect to such information; or

(d)

is hereafter independently developed, as shown by written records, by an agent or employee of the receiving party having no knowledge of or access to any Confidential Information disclosed hereunder.

The receiving party shall have the burden of demonstrating that information which would otherwise constitute Confidential Information is within the scope of the exceptions in Section 7.2(a) – (d).  Failure to mark or designate any Confidential Information as confidential or proprietary shall not affect its status as Confidential Information under this Agreement.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

7.3

Disclosure to Affiliates, Directors, Officers, Employees, Third Parties.  The receiving party will not disclose the Confidential Information to any person other than to Affiliates, directors, officers or employees, advisors, counsel, agents, consultants and potential acquirers (which persons or entities will be bound by a confidentiality agreement incorporating no less restrictive terms than those set forth herein) who have a need to know such Confidential Information to accomplish the obligations or activities imposed under this Agreement.  Such Affiliates, directors, officers and employees, advisors, counsel, agents, consultants and potential acquirers shall be informed of the confidential nature of the information and obligations of confidentiality set out in this Agreement and the receiving party shall remain liable for any use or disclosure by such persons of the Confidential Information contrary to the terms of this Agreement.  For greater certainty, the disclosure by the receiving party as permitted above to any of its directors, officers or employees of Confidential Information of the other party shall be deemed to be made to each such director, officer or employee solely in his or her capacity as such and not in any other capacity or position that such individual may hold (e.g. not as an employee of a third party that appoints such an individual to serve as a director of the receiving party disclosing the other party’s Confidential Information).

7.4

Period of Confidentiality.  The Confidential Information will be held by the receiving party in strict confidence in perpetuity and will not be disclosed, divulged, nor used by the receiving party in any manner except in accordance with this Agreement, or as otherwise agreed in writing by the parties.  The expiry or termination of this Agreement shall not affect the receiving party’s continuing obligations of confidentiality with respect to Confidential Information received up to the date of expiry or termination.

 7.5

Disclosure Required by Law.  Notwithstanding the foregoing, the receiving party may disclose the Confidential Information, if compelled to do so by judicial process, or order of a court or tribunal of competent jurisdiction; provided, however, that in such case the receiving party shall immediately upon receiving notice that disclosure is or may be required, give written notice by facsimile and overnight courier to the other party so that such other party may seek a protective order or other remedy from such court or tribunal.  The party being required to disclose shall only disclose that portion of the Confidential Information as is required to be disclosed by the applicable law and if permitted by applicable law, the other party shall be provided with the opportunity to review and comment on the disclosure to be made.  The party being required to disclose shall not be prevented from complying with applicable requirements if the other party does not seek or obtain a protective order or does not provide its comments on the disclosure promptly.

7.6

 Destruction of Materials.  All Confidential Information and all materials disclosed hereunder shall remain the sole and exclusive property of the disclosing party.  Upon termination or expiration of this Agreement or upon a party’s earlier written request, the receiving party will promptly return the Confidential information belonging to the other party or at such party’s request delete, destroy or render unreadable and unusable all materials, in any form, containing the Confidential Information, provided that the foregoing shall not require a party to return any part of such materials that consist of analyses or other materials that are derived from but do not reference or contain Confidential Information.  The receiving party shall, on request, certify to the disclosing party that all such Confidential Information has been destroyed. Notwithstanding the foregoing, the receiving party may retain one copy of Confidential Information for legal archival purposes subject to the limitations contained herein.

7.7

Injunctive Relief.  The parties acknowledge that the Confidential Information constitutes and contains confidential and proprietary information of a special and unique nature and value.  The receiving party also acknowledges that the disclosing party may suffer irreparable harm in the

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

event the receiving party breaches any of the receiving party’s obligations under this Agreement and that monetary damages may be inadequate to compensate the disclosing party fully for such breach.  The parties accordingly agree that, in the event of a breach or threatened breach of any of the receiving party’s obligations under this Agreement, the disclosing party will be entitled to seek injunctive relief to prevent such breach by the receiving party and by all persons acting for, on behalf of or with the receiving party.  Such injunctive relief will be in addition to any other rights and remedies to which the disclosing party is or may be entitled at law or in equity or otherwise under this Agreement.

7.8

No Grant or Implied License.  Neither the execution of this Agreement, nor the disclosure of any Confidential Information hereunder, shall be construed as granting to any other party or any other person or entity a license (whether expressly or by implication, or otherwise), or any right of ownership or other right, title or interest, with respect to such Confidential Information.

7.9

No Breach of Confidence.  The parties each agree not to communicate any information to the other party if the disclosure would violate the proprietary rights of any third party.

ARTICLE VIII – REPRESENTATION AND WARRANTIES

8.1

Representations and Warranties of INIS.  INIS hereby represents and warrants  to Nordion as follows:

(a)

it is duly organized and validly existing and in good standing under the laws of the ,the State of Texas and the laws of the United States applicable therein;

(b)

INIS has the full power and authority required to enter into, execute and deliver this Agreement, to carry out its obligations hereunder, and to perform the transactions contemplated by this Agreement;

(c)

this Agreement has been duly executed and delivered, is the valid and binding obligation of, and is enforceable against INIS in accordance with its terms, subject however to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(d)

INIS has, and shall continue to have during this Agreement, sufficient and appropriate equipment, materials, supplies and qualified and skilled personnel to satisfactorily meet Nordion’s requirements for the supply of Cobalt-60 Pellets on a timely basis.

(e)

INIS, to its knowledge, is not in material violation of any law or regulation to which it is subject, which could or will have a material adverse affect on the obligations of INIS under this Agreement or its performance;

(f)

INIS (and its Affiliates) to its knowledge is not subject to any material litigation, action, suit, arbitration proceeding, governmental proceeding or other proceedings, or to the knowledge of INIS are threatened against or affecting INIS in any court or before any governmental authority (including any governmental department, panel, commission, board, bureau, agency or instrumentality), arbitration board or tribunal, domestic or

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

foreign, which, if determined adversely to INIS, would have a material adverse affect on performance of its obligations or services contemplated under this Agreement;

(g)

neither INIS, nor its Affiliates, has received any notice of adverse claim of infringement of any patent or other intellectual property right or misappropriation of trade secrets in connection with performance of its obligations under this Agreement;

(h)

the execution and delivery of, and performance under, this Agreement by INIS does not, and will not, conflict with or violate any other agreement or obligations with third parties or any restrictions of any kind or any law to which it is bound or subject;

(i)

to INIS’s knowledge and belief, the method of manufacture of the Cobalt-60 Pellets do not infringe any valid third party patent, pending published patent application or other intellectual property right of any third party;

(j)

it shall, during this Agreement, at its own expense, maintain all licenses, permits and approvals necessary for it to perform its obligations under this Agreement;

(k)

INIS has the right to disclose any information it submits to Nordion, and that such disclosures do not breach or conflict with any confidentiality provisions of any agreement to which it is a party; and

(l)

it is not insolvent, subject to any proceeding, or to its knowledge, threatened for bankruptcy, liquidation or dissolution for the benefit of creditors or otherwise and in the event that this representation and warranty at any time becomes untrue, it shall immediately notify Nordion in writing.

8.2

Representations and Warranties of Nordion.  Nordion hereby represents and warrants to INIS as follows:

(a)

it is duly organized and validly existing and in good standing under the laws of the Province of Ontario and laws of Canada applicable therein;

(b)

Nordion has the full power and authority required to enter into, execute and deliver this Agreement, to carry out its obligations hereunder, and to perform the transactions contemplated by this Agreement;

(c)

this Agreement has been duly executed and delivered by, is the valid and binding obligation of, and is enforceable against Nordion in accordance with its terms, subject however to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(d)

Nordion has, and shall continue to have during this Agreement, sufficient and appropriate equipment, materials, supplies and qualified and skilled personnel to satisfactorily meet Nordion’s  obligations under this Agreement on a timely basis.;

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

(e)

Nordion, to its knowledge, is not in material violation of any law to which it is subject, which could, or will, have a material adverse affect on the obligations of Nordion under this Agreement or its performance;

(f)

Nordion (and its Affiliates) to its knowledge is not subject to any material litigation, action, suit, arbitration proceeding, governmental proceeding or other proceedings, or to the knowledge of Nordion are threatened against or affecting Nordion in any court or before any governmental authority (including any governmental department, panel, commission, board, bureau, agency or instrumentality), arbitration board or tribunal, domestic or foreign, which if determined adversely to Nordion would have a material adverse affect on performance of its obligations contemplated under this Agreement;

(g)

Nordion, nor its Affiliates, has received any notice of adverse claim of infringement of any patent or other intellectual property right or misappropriation of trade secrets in connection with performance of its obligations under this Agreement;

(h)

Nordion has the full power and authority required to enter into, execute and deliver this Agreement, to carry out its obligations hereunder, and to perform the transactions contemplated by this Agreement;

(i)

the execution and delivery of, and performance under, this Agreement by Nordion does not, and will not, conflict with or violate any other agreement or obligations with third parties or any restrictions of any kind or any law to which it is bound or subject;

(j)

it shall, during this Agreement, at its own expense, maintain all licenses, permits and approvals necessary for it to perform its obligations under this Agreement;

(l)

Nordion has the right to disclose any information it submits to INIS, and that such disclosure do not breach or conflict with any confidentiality provisions of any agreement to which it is a party; and

(m)

it is not insolvent, subject to any proceeding or, to its knowledge, threatened for bankruptcy, liquidation or dissolution for the benefit of creditors and in the event that this representation and warranty at any time becomes untrue, it shall immediately notify INIS in writing.

   ARTICLE IX – INDEMNIFICATION

9.1

INIS Indemnity.  INIS agrees to defend, indemnify and hold harmless Nordion its general partners and limited partners and its Affiliates, and their respective directors, officers, employees, agents and representatives from, and against, any damages, costs, claims, judgments, liabilities, penalties or fines or other expenses (including reasonable attorney’s fees) (the “Losses”) asserted against, or suffered by, Nordion resulting from any third party claim or suit to the extent arising from: (i)  INIS’s breach of any of its obligations, warranties or representations herein; (ii) INIS’s, or its subcontractor’s, agents or employees, negligent acts or omissions or willful misconduct; (iii) bodily injury, illness or death to any person, or damage to or destruction of tangible property, to the extent that such Losses are caused by the negligent acts or omissions or willful misconduct of INIS, in connection with INIS’s obligations under this Agreement; (iv) infringement or misappropriation by INIS of the intellectual property rights of a third party, including but not limited to, patent, copyright, or trade secrets; and (v) the contravention of applicable laws or

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

standards, regulations, directives and policies of applicable governmental or other regulatory agencies, including in connection with environmental matters.

9.2

Nordion Indemnity.  Nordion agrees to defend, indemnify and hold harmless INIS and its Affiliates and their respective directors, officers, employees, agents and representatives from and against any Losses asserted against, or suffered by, INIS resulting from any third party claim or suit to the extent arising from: (i) Nordion’s breach of any of its obligations, warranties or representations herein; (ii) Nordion’s negligent acts or omissions or willful misconduct;  (iii) bodily injury, illness or death to any person, or damage to or destruction of tangible property, in connection with Nordion’s obligations under this Agreement; (iv) infringement or misappropriation by Nordion of the intellectual property rights of a third party, including, but not limited to, patent, copyright or trade secrets; and (v) the contravention of applicable laws or standards, regulations, directives and policies of applicable governmental or other regulatory agencies, including in connection with environmental matters.

9.3

Indemnification Procedure.  A party (the “Indemnitee”) intending to claim indemnification under this Agreement shall promptly notify the other party (the “Indemnitor”), in writing, of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is materially prejudiced by such failure.  The Indemnitor shall be entitled to control the defense of and/or settle any such action, claim or other matter.  The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, any settlement of such claims shall require the Indemnitee’s prior written consent unless such settlement includes a full release of the Indemnitee, in which case no consent shall be required.  The Indemnitee and its directors, officers, employees and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification.  The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

ARTICLE X – INSURANCE

10.1

Insurance.  During the Term of this Agreement, and for [**] thereafter, each   party, at its own expense, shall provide and maintain: (i) a Commercial General Liability and Completed Operations Products Liability policy (on a claims made or occurrence basis) covering product liability, including bodily injury and property damage to third parties, issued by an insurance company with an AM Best rating of A- or better; and (ii) Workers’ Compensation insurance in accordance with statutory limits and requirements.  Such Commercial General Liability policy, combined with Commercial Umbrella policy, shall have a limit of liability of not less than $[**] U.S. dollars per occurrence and $[**] U.S. dollars US in aggregate.  Each party shall be solely responsible for any deductable or retention associated with such policy.  Each party shall, upon request of the other party, provide a certificate of insurance issued by the insurer evidencing such policy.  Nordion and INIS shall each be named as an additional insured under the other party’s Commercial General Liability policy.  Nothing contained in this Section shall be deemed to limit in any way the indemnification provisions contained in this Agreement.

ARTICLE XI – TERM AND TERMINATION

11.1

Term.  This Agreement shall commence on the Effective Date, and unless earlier terminated in accordance with this Agreement shall remain in effect until December 31, 2021 (the “Term”).

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

11.2

Termination for Breach.  This Agreement may be terminated by a party in the event of breach by the other party of a material term or condition hereof, provided however, the other party shall first give to the breaching party written notice of the proposed termination of this Agreement (a “Breach Notice”), specifying the grounds therefore.  Upon receipt of such Breach Notice, the breaching party shall have such time as necessary, but in any event not more than thirty (30) days to cure such breach (or fifteen (15) days with respect to a failure by a party to pay any amounts hereunder when due other than with respect to amounts which such party, in good faith, disputes are due to the other party).  Notwithstanding the foregoing, if the breaching party does not cure such breach within such cure period, the other party may, upon written notice, terminate the Agreement without prejudice to any other rights or remedies which may be available to such party.  Notwithstanding anything to the contrary, in the event INIS fails to meet its Cobalt-60 Pellet supply commitment to Nordion in any two (2) consecutive Contract Year periods, Nordion shall, in addition to any other remedies available, be entitled to terminate this Agreement upon written notice to INIS.

11.3

Termination for Bankruptcy.  This Agreement may be terminated by a party in the event the other party files a petition in bankruptcy, is adjudicated a bankrupt, makes an assignment for the benefit of its creditors, or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it which is not dismissed within sixty (60) days or proceedings are taken to liquidate the assets of such party.

11.4

Effect of Expiry or Termination.  In the event of expiration or termination of this Agreement and notwithstanding any remedy that may be available to either party:

 (a)

each party, within forty five (45) days of such termination or expiration, pursuant to the request of the other party, shall return (or if requested destroy, with written certification thereof) to the other party, the Confidential Information, documentation and other information belonging to the other party, retaining one (1) archival copy thereof as necessary for compliance with applicable regulatory requirements and administration of obligations under this Agreement;

(b)

each party shall, pay to the other party any  amounts otherwise due and owing by such party to the other party.

ARTICLE XII - DISPUTE RESOLUTION

12.1

Disposition of Disputes.  Except as otherwise set out or provided for in this Agreement, in the event that at any time during the Term of this Agreement, a disagreement, dispute, controversy or claim should arise with respect to the interpretation or application of this Agreement, the parties will attempt, in good faith, to resolve their difference for a period of ten (10) Business Days following written notice from one party to the other specifying such disputes.  In the event the parties are unable to agree on the resolution of the dispute during such ten (10) day period, either party will be free to take any action and seek any remedy it may have, in law or in equity, including specific performance and injunctive relief.

ARTICLE XIII – LIMITATION OF LIABILITY

13.1

Limitation.  NOTWITHSTANDING ANY OTHER TERM OR CONDITION OF THIS AGREEMENT, EXCEPT WITH RESPECT TO PAYMENTS FOR PRODUCTS OR SERVICES DUE AND OWING BY NORDION, BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR MISAPROPRIATION OF THE INTELLECTUAL

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

PROPERTY RIGHTS OF THE OTHER PARTY, IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOSS OF PROFITS,  LOSS OF BUSINESS OPPORTUNITY), WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF STATUTORY DUTY, OR ANY OTHER CAUSE OF ACTION WHETHER OR NOT SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE XIV – FORCE MAJEURE

14.1

Force Majeure.  Neither Nordion, nor INIS, shall be liable for damages for failure to perform or delay in performing its obligations under this Agreement if such delay or failure to perform arises from unforeseen circumstances beyond a party’s reasonable control which prevents, delays or interferes with the performance by such party of its obligations hereunder including an event that occurs by reason of an act of God, flood, power failure, fire, explosion, casualty or accident, war (declared or undeclared) revolution, civil commotion, acts of public enemies, act of terrorism, blockade or embargo, or a proclamation of any government, interruption or delay in transportation, strike or labour disturbance (“Force Majeure”).  In the event of Force Majeure, the affected party shall promptly notify the other party and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations. If such Force Majeure endures for a period in excess of 180 days, the party not subject of the Force Majeure may terminate this Agreement.

ARTICLE XV – NOTICES

15.1

Notices.  All reports, approvals, requests, demands and notices or any other communications (a “Notice”) required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given if delivered by hand or by courier or sent by registered mail or transmitted by facsimile or e-mail to the party concerned at its address set forth below, or at such other address as a party may specify by notice to the other party hereunder:

NORDION:

447 March Road

Ottawa, ON, Canada

K2K 1X8

ATTN: Senior Purchasing Agent

Fax No.:

With copy to: Legal Department

INIS:

4137 Commerce Circle

Idaho Falls, ID.  83401

ATTN: Laurie McKenzie Carter, Chief Financial Officer

Fax No.:

With copy to: Steve Laflin, CEO

Any Notice, if delivered by hand or by courier, shall be conclusively deemed to have been received on the date on which it is actually received at the designated address or, if sent by pre-paid registered mail, shall be conclusively deemed to have been received on the fifth (5th) Business Day following the mailing thereof.  Any such Notice transmitted by facsimile or e-mail shall be

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

conclusively deemed to have been received on the date of its transmission provided that if such day is not a Business Day or if it is received after the end of normal business hours on the date of its transmission at the place of receipt, then, it shall be conclusively deemed to have been received at the opening of business on the first Business Day next following its transmission.  If normal mail service, facsimile or e-mail communication is interrupted by strike, slowdown, an event of Force Majeure or other cause, any notice sent by the impaired means of communication will not be deemed to be received until actual receipt, and the parties sending the notice shall utilize any other means of service which has not been so interrupted to deliver such notice.

ARTICLE XVI – MISCELLANEOUS

16.1

Interpretation.

(a)

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)

The Appendices to this Agreement are an integral part of this Agreement and a reference to this Agreement includes a reference to the Appendices.

(c)

Words importing persons or parties are to be broadly interpreted and include an individual, corporation, firm, partnership, joint venture, trust, unincorporated organization, governmental authority, unincorporated body of persons or association and any other entity having legal capacity, and the heirs, beneficiaries, executors, administrators or other legal representatives of a person in such capacity.

(d)

Unless the context otherwise requires, wherever used herein the plural includes the singular, the singular includes the plural, and each of the masculine, feminine and neuter genders include all other genders.

(e)

References containing terms such as “hereof”, “herein”, “hereto”, “hereinafter”, “hereunder” and other terms of like import are not limited in applicability to the specific provision within which such references are set forth but instead refer to this Agreement taken as a whole.

16.2

Severability.  If any term or other provision of this Agreement is declared invalid, illegal or incapable of being enforced by the courts of a competent jurisdiction, such term or other provision shall be severed and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as such severed term or other provision does not affect the economic or legal substance of the transactions contemplated hereby in any manner materially adverse to any party.  Upon such declaration that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.3

Independent Contractors.  The parties hereto are independent contractors engaged in the operation of their own respective businesses.  Neither party is, or is to be considered as, the agent or employee of the other for any purpose whatsoever.  Neither party has the authority to enter into contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.  Nothing in this Agreement shall be construed to establish a relationship of a partnership or joint venture between the parties.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

16.4

Compliance with Law.  This Agreement, and Nordion’s and INIS’s obligations hereunder, shall be carried out in all material respects in compliance with all applicable laws, by-laws, rules regulations and orders of all applicable federal, state, provincial, municipal governments.  INIS agrees to comply with all applicable export and import control laws.  INIS understands that the Cobalt-60 Pellets may be subject to Canadian and local export and import laws and related export control legislation and regulations and upon request of Nordion shall provide to Nordion any export control item numbers of any export controlled material contained in the Cobalt-60 Pellets.

16.5

Currency.  All amounts in this Agreement are stated, and shall be paid, in United States currency.

16.6

Public Communications.  The parties agree that, except as may otherwise be set out in this Agreement, or be required by applicable laws, regulations, rules or orders no information concerning this Agreement, and the transactions contemplated herein, shall be made public by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.  In the event either party decides to issue a press release announcing the execution of this Agreement, it shall not do so without the prior written approval of the other party, which shall not be unreasonably withheld.

A copy of any proposed press release shall be provided to the other party for approval at least ten (10) Business Days prior to any proposed release.

In the event that this Agreement, or any portion of its contents, is required to be disclosed by INIS or Nordion pursuant to Security Exchange Commission rules or regulations (if applicable), the FDA, or other federal or state authorities, INIS or Nordion, as the case may be, shall provide reasonable notice to the other prior to any such disclosure in order that, such other party may provide its views to the party required to disclose as to redactions that may be made to this Agreement or related materials in respect of sensitive or confidential information.  After considering the input of the other party the party required to disclose shall determine in its reasonable discretion the extent to which the Agreement and related materials may be redacted for sensitive or confidential information while complying with the applicable laws, rules and regulations in respect of the required disclosure.

16.7

Anti Corruption.  INIS and its personnel, agents and representatives are, and shall at all times during the Term, be aware of, and agree to abide by, the obligations imposed by the anti-bribery laws and foreign corrupt practices laws of all applicable jurisdictions in which the services are rendered, or obligations are carried out, and the laws of any other jurisdiction in which INIS or any of its personnel, agents or representatives conducts business in relation to dealing with payments to governments or related persons or officials, or a company, for the purpose of obtaining or retaining business for, or with, or directing business to, any person, or in performing under this Agreement.  For greater certainty, the foregoing laws shall include, among others, the Criminal Code Amendment (Bribery of Foreign Public Officials) Act 1999 and the Competition and Consumer Act 2010 of Australia, the Foreign Corrupt Practices Act of the United States of America, the Lobbyists Registration Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the Bribery Act 2010 (United Kingdom), and the Criminal Code of Canada.  The parties agree that no portion of monies paid, or payable, in connection with its performance of this Agreement shall, directly, or indirectly, be paid, received, transferred, loaned, offered, promised or furnished to, or for, the use of an officer or employee of any institution, government department, agency, instrumentality or corporation thereof, or any political party or any official of such party or candidate for office or any person acting for, or on behalf of, any of the foregoing, for the purpose of obtaining or retaining business for, or with, or directing business to, any person.

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

16.8

Assignment.  This Agreement shall enure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties.  Neither Nordion, nor INIS, may assign this Agreement. without the express written consent of the other party, such consent not to be unreasonably withheld or delayed; provided further however that Nordion: (i) may, upon written notice, assign this Agreement without consent to any of its Affiliates or subsidiaries, but without relieving Nordion from the responsibility for performance of any of such obligations; and (ii) may, upon written notice, assign this Agreement without consent to an entity which acquires all, or substantially all, of its assets or business to which this Agreement pertains, provided that such assignee duly and effectively assumes all of the obligations under this Agreement or in connection with a merger consolidation or similar transaction involving such party.

16.9

Amendment, Waiver.  This Agreement may not be amended or modified except by an instrument in writing signed by INIS and Nordion and referencing this Agreement.  Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

16.10

Survival.  All Sections which by their nature must survive in order to give effect to their intent and meaning shall survive termination or expiration of this Agreement, including, without limitation, Sections 4.7, 5.4, 6.1, 6.2, Article VI, Article VII, Article IX, Article XIII, Article XV, Article XVI

16.11

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, Canada without reference to its principles on conflicts of laws.  The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

16.12

Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and there are no provisions terms or conditions or obligations, oral or written, express or implied other than those contained in this Agreement.  The terms of this Agreement supersede all previous oral or written agreements that may exist or have existed between the parties relating to the subject matter of this Agreement.

16.14

Execution.  This Agreement may be executed in two (2) or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the date first above written.

NORDION (CANADA) INC. as general partner of and on behalf of Nordion Sterilization LP	INTERNATIONAL ISOTOPES INC.
/s/ Scott McIntosh	/s/ Steve T. Laflin
Nordion Representative (Signature)	INIS Representative (Signature)
Scott McIntosh	Steve T. Laflin
Name	Name
President, Gamma Technologies	President and Chief Executive Officer
Title	Title
April 7, 2015	April 7, 2015
Date	Date

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

Appendix A

Specifications

Specifications for Cobalt-60 Pellets

1.

Inactive Pellet Dimensions: As per Nordion specification [**].

2.

Specific Activity: [**]

3.

Target Specification: Aluminum target of nominal dimensions 0.5” dia. X 16.0” length and as per dwg. [**]

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

Appendix B

Production and Delivery Schedule, Pricing and Payments

[**]

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

Appendix C

Supplier Nonconformance Report

Supplier Nonconformance Request

nordion
SCIENCE ADVANCING HEALTH

SNCR Number: ____________________ (to be completed by Nordion Buyer)

Part A: Description of Product Ordered

Supplier: ____________________ **Nordion Contact:** ____________

Drawing/Part Number: ____________________ **Quantity Ordered:** ________

Description: ____________________ **Quantity Rejected:** ________

(☐ **Refer to NCMR** ________ **for description or** ☐ **N/A)**

Part B: Description of Nonconformance and Proposed Action

Part C: Corrective Action to be Taken by Supplier to Prevent Recurrence

Completed by:

Name (Please print)	Signature / Date	Title

Part D: Nordion Technical Authority Evaluation and Recommended Disposition

Reject ☐ **Accept - Supplier Issue** ☐ **Accept - Nordion Issue** ☐

Completed by:

Name (Please print)	Signature	Date

Part E: Nordion Quality Assurance Approval

Name (Please print)	Signature	Date

[**] - Indicates certain information has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.